Exhibit 4.2

EXECUTION VERSION

STANDSTILL AGREEMENT

THIS STANDSTILL AGREEMENT (this “Agreement”) is made as of November 23, 2020, by and among Loral Space & Communications Inc., a Delaware corporation (“Leo”), and the persons whose names appear on the signature pages hereto (each, a “Stockholder” and together, the “Stockholders”). Leo and the Stockholders are each referred to herein as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, substantially concurrently with the entry into this Agreement, Leo will enter into a Transaction Agreement and Plan of Merger (including the schedules and exhibits thereto, the “Integration Agreement”) with Telesat Canada, a corporation incorporated under the laws of Canada, Telesat Corporation, a corporation incorporated under the laws of British Columbia (“Topco”), Telesat Partnership LP, a limited partnership organized under the laws of Ontario (“Canadian LP”), Telesat CanHold Corporation, a corporation incorporated under the laws of British Columbia and a wholly-owned subsidiary of Canadian LP (“CanHoldco”), Leo, Lion Combination Sub Corporation, a Delaware corporation and a wholly-owned subsidiary of Leo (“Merger Sub”), Public Sector Pension Investment Board, a Canadian Crown corporation incorporated under the laws of Canada (“Polaris”), and Red Isle Private Investments Inc., a corporation incorporated under the laws of Canada and a wholly-owned subsidiary of Polaris (“Rover”), for the purpose of effecting the transactions described therein;

WHEREAS, pursuant to the Integration Agreement, approval of the Integration Transaction is subject to the affirmative vote of a majority of the outstanding voting common stock, par value $0.01 per share, of Leo (the “Leo Voting Common Stock”) not held by the Stockholders, Topco, Polaris, Merger Sub, CanHoldco, Rover, Canadian LP or any of their respective Affiliates (the “Unaffiliated Vote”); and

WHEREAS, to protect the integrity of the Unaffiliated Vote, Leo desires to restrict the ability of the Stockholders and their respective Affiliates to Acquire (as defined below) additional shares of Leo Voting Common Stock as set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

AGREEMENT

1. Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms as set forth in the Integration Agreement. When used in this Agreement, the following terms in all of their tenses, cases and correlative forms shall have the meanings assigned to them in this Section 1 or elsewhere in this Agreement or the Recitals hereto.

“Acquire” or “Acquisition” shall have the meanings set forth in Section 2. For the avoidance of doubt, the Acquisition by Dr. Mark H. Rachesky in his capacity as a director of the Company of any equity awards or the Acquisition of shares of Leo Voting Common Stock upon the exercise thereof shall be deemed not to be an “Acquisition” by Dr. Rachesky of or Dr. Rachesky “Aquiring” such equity awards or shares of Leo Voting Common Stock for purposes of this Agreement.

“Affiliate” has the meaning set forth in Rule 405 under the Securities Act and, for the avoidance of doubt, the Affiliates of each of the Stockholders shall include Dr. Mark H. Rachesky; provided, however, that, notwithstanding anything to the contrary, for purposes of this Agreement, (a) no member of the Leo Group or the Transit Group shall be, or shall be deemed to be, an Affiliate of MHR and (b) no portfolio company of (i) any investment vehicle or (ii) any holding company that, in each case, is directly or indirectly managed or controlled by MHR or its Affiliates, as the case may be, shall be, or shall be deemed to be, an Affiliate of MHR (unless and to the extent such portfolio company is acting at the direction of MHR).

“Agreement” shall have the meaning set forth in the Preamble.

“Beneficial Ownership” and “Beneficially Own” shall have the meanings ascribed to such terms in Section 13(d) of the Exchange Act and the rules promulgated thereunder.

“Canadian LP” shall have the meaning set forth in the Recitals.

“CanHoldco” shall have the meaning set forth in the Recitals.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Integration Agreement” shall have the meaning set forth in the Recitals.

“Leo Voting Common Stock” shall have the meaning set forth in the Recitals.

“Merger Sub” shall have the meaning set forth in the Recitals.

“MHR” means MHR Fund Management Fund LLC.

“Party” and “Parties” shall have the meanings set forth in the Preamble.

“Permitted Transaction” shall mean an Acquisition of shares of Leo Voting Common Stock either (a) that is made in an open market transaction on a stock exchange in which no Restricted Party is aware of the identity of the Beneficial Owner of the shares of Leo Voting Common Stock being Acquired or (b)(1) that is made following the record date for the Leo Stockholder Meeting set forth in the Leo Proxy Statement first mailed to the holders of Leo Voting Common Stock, (2) with respect to which the Beneficial Owner of the shares of Leo Voting Common Stock being acquired has submitted a proxy card or voting instruction form instructing the recipient of such proxy card or voting instruction form to vote all such Acquired shares in the Unaffiliated Vote as such Beneficial Owner has directed, (3) no Restricted Party is aware of whether such Acquired shares were voted “FOR” or “AGAINST” the Integration Transaction in the Unaffiliated Vote and (4) the Beneficial Owner of such Acquired Shares irrevocably agrees with the applicable Restricted Party not to change or revoke the voting instructions it previously provided (as contemplated by clause (b)(2) of this definition) with respect to the voting of the Acquired Shares in the Unaffiliated Vote.

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“Polaris” shall have the meaning set forth in the Recitals.

“Restricted Parties” shall have the meaning set forth in Section 2.

“Rover” shall have the meaning set forth in the Recitals.

“Schedule 13D” shall have the meaning set forth in Section 4(b).

“Section 2(a) Permitted Acquisitions” shall have the meaning set forth in Section 2(a).

“Section 2(b) Permitted Acquisitions” shall have the meaning set forth in Section 2(b).

“Standstill Period” shall mean, with respect to the Restricted Parties, the period of time beginning on the date hereof until the earlier to occur of:  (a) the conclusion of the Leo Stockholder Meeting (whether or not the Unaffiliated Vote is in fact actually obtained) and (b) the termination of the Integration Agreement in accordance with its terms.

“Stockholder” and “Stockholders” shall have the meanings set forth in the Preamble.

“Topco” shall have the meaning set forth in the Recitals.

“Unaffiliated Vote” shall have the meaning set forth in the Recitals.

2. The Standstill Obligation. During the Standstill Period, unless otherwise approved by Leo in advance in writing (which written approval may only be granted on behalf of Leo by, and shall be considered in the sole discretion of, the Leo Special Committee), each Stockholder severally agrees that such Stockholder shall not, and shall cause each of its Affiliates not to (the Stockholders and their respective Affiliates, collectively, the “Restricted Parties”), individually or collectively with one or more other Restricted Parties, directly or indirectly, acquire, offer to acquire, propose to acquire or agree to acquire (“Acquire”) Beneficial Ownership of any shares of Leo Voting Common Stock (excluding, for the avoidance of doubt, any shares of Leo Voting Common Stock Beneficially Owned by the Stockholders and their respective Affiliates as of the date hereof, as set forth in the Schedule 13D (as defined below)) (an “Acquisition”), other than:

(a)  one or more Acquisitions of shares of Leo Voting Common Stock by the Restricted Parties; provided that the aggregate number of shares of Leo Voting Common Stock that may be Acquired by the Restricted Parties in any such Acquisitions permitted by this Section 2(a) (collectively, the “Section 2(a) Permitted Acquisitions”) shall not exceed 428,542 shares; provided, further, that, to the extent the aggregate number of shares of Leo Voting Common Stock Acquired by the Restricted Parties in Section 2(b) Permitted Acquisitions exceeds 857,083 shares, the maximum number of shares of Leo Voting Common Stock permitted to be Acquired by the Restricted Parties in Section 2(a) Permitted Acquisitions shall not exceed a number of shares equal to (i) 428,542 less (ii) the number of shares by which the aggregate number of shares of Leo Voting Common Stock Acquired by the Restricted Parties in Section 2(b) Permitted Acquisitions exceeds 857,083; and

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(b)  one or more Acquisitions of shares of Leo Voting Common Stock in Permitted Transactions; provided that the aggregate number of shares of Leo Voting Common Stock that may be Acquired by the Restricted Parties in any such Acquisitions permitted by this Section 2(b) (collectively, the “Section 2(b) Permitted Acquisitions”) shall not exceed a number of shares equal to (i) 1,285,625 less (ii) the aggregate number of shares of Leo Voting Common Stock Acquired by the Restricted Parties in Section 2(a) Permitted Acquisitions.

For the avoidance of doubt, (i) the maximum number of shares of Leo Voting Common Stock that the Restricted Parties (taken together) shall be permitted to Acquire in the aggregate during the Standstill Period, which Acquisitions are permitted solely to the extent they are either Section 2(a) Permitted Acquisitions or Section 2(b) Permitted Acquisitions, is 1,285,625 shares and (ii) the number of shares of Leo Voting Common Stock set forth in this Section 2 shall be appropriately adjusted for any stock dividend, stock split, reverse stock split, combination, reclassification, exchange or other similar recapitalization that occurs during the Standstill Period.

3. Leo Representations. Leo hereby represents and warrants as follows: Leo has all necessary power and authority to execute and deliver this Agreement. The execution and delivery by Leo of this Agreement has been duly and validly authorized by all necessary action on behalf of Leo. No other actions or proceedings on the part of Leo are necessary to authorize this Agreement. This Agreement has been duly and validly executed and delivered by Leo and, assuming the due authorization, execution and delivery of this Agreement by each of the other Parties, constitutes a binding obligation of Leo, enforceable against Leo in accordance with its terms, except as may be limited by the Enforceability Exceptions.

4. Stockholder Representations. Each Stockholder severally, and not jointly, hereby represents and warrants as follows:

(a)  Such Stockholder has all necessary power and authority to execute, deliver and perform its respective obligations under this Agreement. The execution, delivery and performance by such Stockholder of this Agreement has been duly and validly authorized by all necessary action on behalf of such Stockholder. No other actions or proceedings on the part of such Stockholder are necessary to authorize this Agreement. This Agreement has been duly and validly executed and delivered by such Stockholder and, assuming the due authorization, execution and delivery of this Agreement by Leo, constitutes a binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as may be limited by the Enforceability Exceptions.

(b)  Such Stockholder’s Beneficial Ownership of Leo Voting Common Stock as set forth in the Schedule 13D most recently filed by such Stockholder prior to the date of this Agreement (the “Schedule 13D”) is true, correct and complete.

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5. Governing Law; Venue.

(a)  This Agreement, and all matters arising out of or relating to this Agreement, including (a) its negotiation, execution and validity and (b) any proceeding, whether at law or in equity, whether in contract, tort or otherwise (including any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement) shall be governed by, construed and interpreted in accordance with the internal laws of the State of Delaware, without giving effect to any laws, rules or provisions of the State of Delaware that would cause the application of the laws, rules or provisions of any jurisdiction other than the State of Delaware. Any proceeding against any Party arising out of this Agreement shall be brought exclusively in the courts of the State of Delaware or, if it has subject matter jurisdiction, the United States District Court for the District of Delaware, and each Party hereby irrevocably and unconditionally consents and submits to the exclusive jurisdiction of such courts over the subject matter of any such proceeding.

(b)  Each Party irrevocably waives and agrees not to raise any objection it might now or hereafter have to any such proceeding in any such court including any objection that the place where such court is located is an inconvenient forum or that there is any other proceeding in any other place relating in whole or in part to the same subject matter. Each Party irrevocably consents to process being served by any Party in any proceeding by delivery of a copy thereof in accordance with the provisions of Section 9 and agrees that nothing in this Agreement will affect the right of any Party to serve process in any other manner permitted by applicable Legal Requirements.

(c)  EACH PARTY HEREBY ACKNOWLEDGES AND AGREES THAT ANY DISPUTE OR CONTROVERSY WHICH MAY ARISE UNDER OR RELATE TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE CONTEMPLATED TRANSACTIONS.

6. Specific Performance. Each of the Stockholders agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by such Stockholder in accordance with their specific terms and that monetary damages would not be an adequate remedy therefor. Accordingly, each of the Stockholders acknowledges and agrees that Leo shall be entitled to specific performance of the terms hereof. Each of the Stockholders further agrees that it will not oppose the granting of an injunction or specific performance on the basis that (a) Leo has an adequate remedy at law or (b) an award of an injunction or specific performance is not an appropriate remedy for any reason at law or equity. In seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, Leo shall not be required to provide any bond or other security in connection with any such order or injunction.

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7. Remedies Cumulative. The injunctive and equitable remedies set forth in Section 6 shall be in addition to any other rights or remedies which Leo may have at law or in equity. The rights and remedies herein provided are cumulative and none is exclusive of any other.

8. No Rule of Construction. The Parties acknowledge that all Parties have read and negotiated the language used in this Agreement. The Parties agree that, because all Parties participated in negotiating and drafting this Agreement, no rule of construction that construes ambiguous language in favor of or against any Party by reason of that Party’s role in drafting this Agreement shall apply to this Agreement.

9. Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered, if sent to the recipient by electronic mail during normal business hours of the recipient, and otherwise on the next Business Day; provided that, if sent by electronic mail, the notice, demand or other communication shall be confirmed by the same being sent by either (a) reputable express courier service (charges prepaid) or (b) certified or registered mail, postage prepaid. Notices, demands and other communications, in each case to the respective Parties, shall be sent to the applicable address set forth below:

if to any Stockholder:

c/o MHR Fund Management LLC
1345 Avenue of the Americas
42nd Floor
New York, New York 10105
Attention:	Janet Yeung and Keith Schaitkin
Email:	JYeung@mhrfund.com;KSchaitkin@mhrfund.com

if to Leo:

Loral Space & Communications Inc.
600 Fifth Avenue
New York, N.Y.
Attn:	Avi Katz
Email:	Avi.Katz@HQ.Loral.com

with a concurrent copy (which shall not constitute notice) to:

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York 10019
Attention:	Maurice M. Lefkort
Email:	mlefkort@willkie.com

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and

Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, New York 10006
Attention:	Victor I. Lewkow and Neil R. Markel
Email:	vlewkow@cgsh.com; nmarkel@cgsh.com

Any Party may, by notice given in accordance with this Section 9 to the other Parties, designate another address or person for receipt of notices hereunder. Notwithstanding the first paragraph of this Section 9, notice of such a change shall be effective only upon receipt.

10. Amendments and Waivers. No breach of any covenant, agreement, warranty or representation shall be deemed waived unless expressly waived in writing by the Party who is entitled to assert such breach. No waiver of any right hereunder shall operate as a waiver of any other right or of the same or a similar right on another occasion. This Agreement may be amended, modified or supplemented only by a written instrument duly executed by all of the Parties. The decision of Leo to enter into any amendment hereto or grant any waiver hereunder may only be made on behalf of Leo by, and shall be considered in the sole discretion of, the Leo Special Committee.

11. Entire Agreement. This Agreement contains the entire understanding of the Parties with respect to the subject matter hereof, and supersedes all prior representations, agreements and understandings relating to the subject matter hereof.

12. Severability. Any provision of this Agreement that is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

13. Counterparts; Signatures; Section Headings. This Agreement may be executed by the Parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. A facsimile or electronic signature shall bind the signatory in the same way that an original signature would bind the signatory. The headings of each section, subsection or other subdivision of this Agreement are for reference only and shall not limit or control the meaning thereof.

14. Stockholder Obligation Several and Not Joint. The obligations of each Stockholder hereunder shall be several and not joint, and no Stockholder shall be liable for any breach of the terms of this Agreement by any other Stockholder.

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15. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Neither this Agreement, nor any right, duty or obligation of any Party hereunder, may be assigned or delegated (by operation of law or otherwise) by any Party (in whole or in part) without the prior written consent of the other Parties, and any purported assignment in violation of this sentence shall be null and void and of no effect. The decision of Leo to consent to any such assignment may only be made on behalf of Leo by, and shall be considered in the sole discretion of, the Leo Special Committee.

16. Termination. This Agreement shall automatically terminate at the expiration of the Standstill Period; provided that such termination shall not relieve any Party for any breach of this Agreement occurring prior to such termination.

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IN WITNESS WHEREOF, this Agreement has been duly executed by the Parties as of the date first written above.

LORAL SPACE & COMMUNICATIONS INC.

By:	/s/ Avi Katz
	Name:	Avi Katz
	Title:	President, General Counsel and Secretary

MHR INSTITUTIONAL PARTNERS LP

By:	MHR Institutional Advisors LLC, its General Partner

By:	/s/ Janet Yeung
	Name:	Janet Yeung
	Title:	Authorized Signatory

Address for Notices:
1345 Ave of the Americas, 42nd Floor
New York, NY 10105

MHRA LP

By:	MHR Institutional Advisors LLC, its General Partner

By:	/s/ Janet Yeung
	Name:	Janet Yeung
	Title:	Authorized Signatory

Address for Notices:
1345 Ave of the Americas, 42nd Floor
New York, NY 10105

[Signature Page to Standstill Agreement]

MHRM LP

By:	MHR Institutional Advisors LLC, its General Partner

By:	/s/ Janet Yeung
	Name:	Janet Yeung
	Title:	Authorized Signatory

Address for Notices:
1345 Ave of the Americas, 42nd Floor
New York, NY 10105

MHR INSTITUTIONAL PARTNERS II LP

By:	MHR Institutional Advisors II LLC, its General Partner

By:	/s/ Janet Yeung
	Name:	Janet Yeung
	Title:	Authorized Signatory

Address for Notices:
1345 Ave of the Americas, 42nd Floor
New York, NY 10105

MHR INSTITUTIONAL PARTNERS IIA LP

By:	MHR Institutional Advisors II LLC, its General Partner

By:	/s/ Janet Yeung
	Name:	Janet Yeung
	Title:	Authorized Signatory

Address for Notices:
1345 Ave of the Americas, 42nd Floor
New York, NY 10105

[Signature Page to Standstill Agreement]

MHR INSTITUTIONAL PARTNERS III LP

By:	MHR Institutional Advisors III LLC, its General Partner

By:	/s/ Janet Yeung
	Name:	Janet Yeung
	Title:	Authorized Signatory

Address for Notices:
1345 Ave of the Americas, 42nd Floor
New York, NY 10105

MHR CAPITAL PARTNERS MASTER ACCOUNT II HOLDINGS LLC

By:	MHR Advisors LLC, the General Partner of its Sole Member

By:	/s/ Janet Yeung
	Name:	Janet Yeung
	Title:	Authorized Signatory

Address for Notices:
1345 Ave of the Americas, 42nd Floor
New York, NY 10105

[Signature Page to Standstill Agreement]

MHR CAPITAL PARTNERS MASTER ACCOUNT LP

By:	MHR Advisors LLC, its General Partner

By:	/s/ Janet Yeung
	Name:	Janet Yeung
	Title:	Authorized Signatory

Address for Notices:
1345 Ave of the Americas, 42nd Floor
New York, NY 10105

MHR CAPITAL PARTNERS (100) LP

By:	MHR Advisors LLC, its General Partner

By:	/s/ Janet Yeung
	Name:	Janet Yeung
	Title:	Authorized Signatory

Address for Notices:
1345 Ave of the Americas, 42nd Floor
New York, NY 10105

[Signature Page to Standstill Agreement]